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                                                                  EXHIBIT (1)(a)

                      STATE STREET RESEARCH EXCHANGE TRUST

                                 Amendment No. 2
                                       to
                             Master Trust Agreement

                             INSTRUMENT OF AMENDMENT

     Pursuant to Article VII, Section 7.3 of the Master Trust Agreement of the State Street Research Exchange Trust (the "Trust") dated February 7, 1989 (the "Master Trust Agreement"), as heretofore amended, the following action is taken:

The following is added immediately prior to the last sentence of Article V,
Section 5.1:

          "Execution of a proxy by a person or organization, which has been authorized to do so by a Shareholder pursuant to telephonic or electronically transmitted instructions, shall constitute execution of such proxy by or on behalf of such Shareholder."

     This Amendment shall be effective as of February 23, 1999.

     IN WITNESS WHEREOF, the undersigned assistant officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.

                                                   /s/ Darman A. Wing
                                                   ------------------
                                                   Darman A. Wing
                                                   Assistant Secretary